SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 6, 2006
ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

50 MARCUS DRIVE, MELVILLE, NEW YORK	11747

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 847-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On September 6, 2006, Arrow Electronics, Inc. (the “Company”) entered into an Amendment to Employment Agreement and Release (the “Amendment Agreement”) with Edward Coleman, President of Arrow Enterprise Computing Solutions, providing for his resignation effective September 7, 2006, and amending the terms of his Employment Agreement with the Company dated September 12, 2005.
The full text of the Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1, is hereby incorporated herein by reference.
Item 8.01. Other Events
On September 7, 2006, the Company issued a press release announcing that M. Catherine Morris has been named Acting President of Arrow Enterprise Computing Solutions while the Company conducts a search for a permanent successor.
The full text of the press release, a copy of which is filed herewith as Exhibit 99.1, is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired:

Not applicable.

(b)	Pro Forma Financial Information:

Not applicable.

(c)	Shell Company Transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Amendment Agreement between Arrow Electronics, Inc. and Edward Coleman, dated September 6, 2006
99.1	Press Release issued by Arrow Electronics, Inc., dated September 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.
Date: September 8, 2006	By:	/S/ Peter S. Brown
	Name:	Peter S. Brown
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Arrow Electronics, Inc. and Edward Coleman, dated September 6, 2006
99.1	Press Release issued by Arrow Electronics, Inc., dated September 7, 2006.

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